UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 28, 2007

INTERLINK ELECTRONICS, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	0-21858	77-0056625
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

546 Flynn Road, Camarillo, California	93012
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (805) 484-8855

No Change

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

Transition Letter Agreement

On September 28, 2007, Interlink Electronics, Inc. (the “Company”) and E. Michael Thoben, III (“Thoben”), President and Chief Executive Officer of the Company, entered into a Transition Letter Agreement (the “Letter Agreement”). The Letter Agreement provides that during the transition period (the “Transition Period”), which begins on September 28, 2007 and continues until the earlier to occur of (a) the appointment of a new President and Chief Executive Officer and (b) January 4, 2008, Thoben will continue to be employed by the Company as President and Chief Executive Officer. During the Transition Period, Thoben will participate actively in the search for his successor. Upon expiration of the Transition Period, Thoben’s employment with the Company as President and CEO will terminate and Thoben will (x) be entitled to receive severance benefits pursuant to the Severance Agreement (defined below), (y) continue as a member of the Board of Directors of the Company (the “Board”) and (z) be appointed to the position of Vice-Chairman of the Board. Stock options held by Thoben at the end of the Transition Period shall be immediately vested and shall remain exercisable for a period of one year from the end of the Transition Period.

The Transition Letter Agreement is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Employment and Severance Agreement

On September 28, 2007, the Company entered into an Employment and Severance Agreement (the “Severance Agreement”) with Thoben. The Severance Agreement provides that if Thoben’s employment is terminated by the Company other than for Cause (as defined in the Severance Agreement), upon the expiration of the Transition Period or by Thoben for Good Reason (as defined in the Severance Agreement), then Thoben is entitled to receive the following benefits upon termination (subject to limitation as required to avoid taxation under Section 409A of the Internal Revenue Code):

(i)	one and a half times Thoben’s annual compensation without regard to performance measures, payable in a lump sum forty days from the Date of Termination (as defined in the Severance Agreement);

(ii)	an amount equal to one hundred percent of the sum of all cash compensation paid or payable to Thoben based on performance measures with respect to the last complete calendar year, payable in a lump sum forty days from the Date of Termination;

(iii)	one hundred percent of unvested options to purchase the Company’s Common Stock held by Thoben on the Date of Termination shall be accelerated and become immediately exercisable;

(iv)	the Company will arrange to provide health and insurance benefits to Thoben and his dependents for a period of eighteen months after the Date of Termination; and

(v)	payment for vacation time earned but not taken as of the Date of Termination.

The Employment and Severance Agreement is attached as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Change in Control Agreement

On September 28, 2007, the Company entered into a Change in Control Agreement (the “Change in Control Agreement”) with Charles C. Best (“Best”), the Chief Financial Officer of the Company. The Change in Control Agreement supersedes in its entirety a prior change in control agreement between the Company and Best and provides that if Best is terminated without Cause (as defined in the Change in Control Agreement) by the

Company or terminates his own employment for Good Reason (as defined in the Change in Control Agreement), in either case after (a) the occurrence of a Potential Change in Control (as defined in the Change in Control Agreement) (b) concurrent with a Change in Control (as defined in the Change in Control Agreement), or (c) within twelve months after a Change in Control, then Best will be entitled to receive the following benefits upon termination (subject to limitation as required to avoid taxation under Section 409A of the Internal Revenue Code):

(i)	one hundred percent of Best’s annual compensation without regard to performance measures, with one-half of such amount payable in six equal monthly installments during the six month period following the date his employment is terminated and the balance paid in a lump sum on the date that is six months after such termination;

(ii)	an amount equal to the average of all cash compensation paid or payable to Best based on performance measures with respect to the each of the last three calendar years, payable in equal amounts concurrently with the six monthly installments referred to in clause (i) above;

(iii)	one hundred percent of unvested options to purchase the Company’s Common Stock held by Best on the date his employment is terminated shall be accelerated and become immediately exercisable;

(iv)	the Company will arrange to provide health and insurance benefits to Best and his dependents for a period of twelve months after the date his employment is terminated; and

(v)	payment for vacation time earned but not taken as of the date Best’s employment is terminated.

The Change in Control Agreement is attached as Exhibit 10.3 to this Current Report on Form 8-K and is incorporated herein by reference.

ITEM 8.01.	OTHER EVENTS.

On September 28, 2007, the Company issued a press release announcing that (i) Thoben will resign as an officer of the Company in early 2008 (ii) in the interim Thoben will continue to serve as President and Chief Executive Officer and will participate actively in the search for his successor and (iii) following his resignation, Thoben will remain a director of the company and will be appointed Vice-Chairman of the Board. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits.

10.1	Transition Letter Agreement by and between Interlink Electronics, Inc. and E. Michael Thoben, III, dated September 28, 2007.

10.2	Employment and Severance Agreement by and between Interlink Electronics, Inc. and E. Michael Thoben, III, dated September 28, 2007.

10.3	Change in Control Agreement by and between Interlink Electronics, Inc. and Charles C. Best, dated September 28, 2007.

99.1	Press Release dated September 28, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 4, 2007.

INTERLINK ELECTRONICS, INC.

By	/s/ E. MICHAEL THOBEN, III
E. Michael Thoben, III,
President and Chief Executive Officer